Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

To:

LyondellBasell Industries N.V. (“LBI”)

1 Berkeley Street

Mayfair, London

The United Kingdom W1J8DJ

and

LYB International Finance B.V. (“LIF”)

(LBI and LIF together, the “Issuers”)

Stationsplein 45

3013 AK Rotterdam

The Netherlands

Date 17 June 2013		J.M. van Dijk Advocaat
Our ref.	M17146166/1/20571810/SG

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of

(i) shares in the capital of LBI, and (ii) debt securities issued by the Issuers

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuers in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	A copy of:

(a)	the Registration Statement; and

(b)	each Indenture

3.2	A copy of:

(a)	each Issuer’s deed of incorporation and (or including) its articles of association as provided to me by the Chamber of Commerce; and

(b)	each Trade Register Extract.

I have not examined any document, and do not express an opinion on, or on any reference to, any document (including, for the avoidance of doubt, any document documenting, or providing for the issue of, any Warrant or Unit) other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(d)	Each Indenture has been or will have been entered into in the form referred to in this opinion without material deviation.

4.2

(a)

(i)	The issue by LBI of the Shares and the Warrants (or of any other rights to acquire Shares) will have been validly authorised; and

(ii)	any pre-emption rights in respect of the issue of the Shares or the Warrants (or of any other rights to acquire Shares) will have been observed or validly excluded;

in accordance with LBI’s articles of association at the time of authorisation or of observance or exclusion.

(b)	LBI’s authorised share capital at the time of issue of any Share or Warrant will be sufficient to allow for the issue.

(c)	The Shares and the Warrants will have been:

(i)	offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law); and

(ii)	in the case of the Shares, issued in the form and manner prescribed by the articles of association at the time of issue.

(d)	The nominal amount of the Shares and any agreed share premium will have been validly paid.

4.3

(a)	Each Indenture and all Notes, and all Warrants, will be within the capacity and powers of each party other than the Issuers.

(b)	Each Indenture and all Notes, and all Warrants, will have been validly authorised and entered into (in the case of the Indentures) or accepted (in the case of the Notes) by, each party other than the Issuers.

(c)	Where required, the Notes will have been validly authenticated in accordance with the Indenture.

4.4

(a)	All Warrants:

(i)	will be expressed to be governed by New York Law; and

(ii)	will include a rights for its owner to acquire one or more Shares.

(b)	Under New York Law by which each Indenture and the Notes are, and by which all Warrants assumed to be, expressed to be governed:

(i)	when validly signed by all the parties, each Indenture and the Notes, and all Warrants, are valid, binding on and enforceable against each party; and

(ii)	the choice of New York Law as the governing law of the Notes applies to the submission to the jurisdiction of the New York Courts pursuant to the relevant Jurisdiction Clause.

4.5	LIF is a wholly owned subsidiary of LIB.

5	Opinion

Based on the documents and investigations referred to and the assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	When issued, the Shares will have been validly issued, fully paid and nonassessable [1].

5.2

(a)	When issued, the Notes and the Warrants will have been validly issued.

(b)	The choice of New York Law as the governing law of the Notes and the Warrants will be recognised and accordingly that law will govern the validity, binding effect on and enforceability against each Issuer of the Notes and the Warrants issued by it.

(c)	In proceedings in a New York Court, New York Law determines the validity, binding effect on and enforceability against each Issuer of the Jurisdiction Clause in each Indenture.

(d)	A judgment rendered by a New York Court will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a New York Court which is enforceable in New York and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the judgment insofar as it finds that (i) the jurisdiction of the New York Court has been based on grounds which are internationally acceptable, (ii) proper legal procedures have been observed, and (iii) the judgment does not contravene Dutch public policy.

5.3	The opinions in paragraphs 5.1 and 5.2 apply to any Shares, Notes or Warrants issued as part of a Unit.

[1]

In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

6	Qualifications

This opinion is subject to the following qualifications:

6.1	This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2	The recognition of New York Law as the governing law of the Notes and the Warrants:

(a)	will not prejudice the provisions of the law of the European Community (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the relevant Notes or Warrants were issued (other than the choice of New York Law as the governing law of the Notes or Warrants) are located in one or more Member States of the European Union;

(b)

(i)	will not restrict the application of the overriding provisions of Dutch law; and

(ii)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(c)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(d)	will not prevent regard having to be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3	The enforcement in the Netherlands of the Notes and the Warrants is subject to Dutch rules of civil procedure.

6.4	The enforceability of the Notes and the Warrants may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.5	To the extent that Dutch law applies, any provision that the registered owner holder or depository of a Note may be treated as its owner may not be enforceable under all circumstances.

6.6	To the extent that Dutch law applies, title to a Note may not pass if (i) the Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Note, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

6.7	To the extent that any Indenture or the terms of the Notes or the Warrants constitute general conditions within the meaning of Section 6:231 CC, a holder of a Note or Warrant may nullify (vernietigen) a provision therein if (i) the relevant Issuer has not offered the holder a reasonable opportunity to examine that Indenture or those terms, as the case may be, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note or Warrant is a natural person not acting in the conduct of a profession or trade.

6.8	If any Note has been signed on behalf of any Issuer (manually or in facsimile) by a person who is on the signing date, but ceases to be before the date of the Note and its authentication and issue, a duly authorised representative of that Issuer, enforcement of the Note in a Dutch court may require that the holder of the Note submit a copy of the Indenture.

6.9	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.10	In proceedings in a Dutch court for the enforcement of the Notes, the court may mitigate amounts due in respect of litigation and collection costs.

6.11	To the extent that the terms of the Warrants relate to matters of company law:

(a)	they will be governed by Dutch law; and

(b)	they will be valid, binding on and enforceable against the relevant Issuer:

(i)	subject to the other qualifications in this paragraph 6; and

(ii)	except that the binding effect and enforceability of those terms may be affected by rules of Dutch law which generally apply to contractual arrangements like the Warrants, including (without limitation) the requirements of reasonableness and fairness (redelijkheid en billijkheid) and rules relating to force majeure.

6.12

(a)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)	A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.13	I do not express any opinion on:

(a)	any specific terms of any Note (other than any terms set out in the relevant Indenture) or of any Warrant (other than the right to acquire one or more Shares included in it);

(b)	any lien or any other in rem matters; or

(c)	any taxation matters.

7	Reliance

7.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

7.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3	The Issuers may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Jan Marten van Dijk
Jan Marten van Dijk

Annex – Definitions

In this opinion:

“CC” means the Civil Code (Burgerlijk Wetboek).

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where each Issuer has its principal place of business.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Indenture” means each of:

(a)	the indenture between LBI as Issuer and the Trustee, the form of which is filed as exhibit 4.6 of the Registration Statement; and

(b)	the indenture between LIF as Issuer, LBI as Guarantor and the Trustee, the form of which is filed as exhibit 4.8 of the Registration Statement.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“Issuer” means each of LBI and LIF.

“LBI” means LyondellBasell Industries N.V., with corporate seat in Rotterdam.

“LIF” means LYB International Finance B.V., with corporate seat in Rotterdam.

“New York Courts” means any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States.

“New York Law” means the internal laws of the State of New York.

“Notes” means any debt securities to be issued by any Issuer after the date of this opinion:

(a)	in the case of LBI, under the LBI Indenture (which Notes may or may not be fully and unconditionally guaranteed by LIF); or

(b)	in the case of LIF, under the LIF Indenture (which Notes will be fully and unconditionally guaranteed by LBI under the LIF Indenture);

and include, where the context permits:

(i)	in relation to an issue of Notes, the terms of those Notes; and

(ii)	any Notes forming part of Units.

“Registration” means the shelf registration of the Shares and the Notes with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form S-3ASR dated 17 June 2013 in relation to the Registration (including the prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means any shares, nominal value of EUR 0.04 each, in LBI’s capital, including any such shares:

(a)	issued upon the exercise of Warrants; or

(b)	forming part of Units;

in each case to be issued by LBI after the date of this opinion.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means each of:

(a)	a Trade Register extract relating to LBI provided by the Chamber of Commerce and dated 11 June 2013;

(b)	a Trade Register extract relating to LIF provided by the Chamber of Commerce and dated 11 June 2013.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

“Trustee” means Wells Fargo Bank, N.A.

“Units” means “Units” as referred to in the Registration Statement and to be issued by LBI after the date of this opinion.

“Warrants” means “Warrants of LyondellBasell Industries N.V.” as referred to in the Registration Statement, including any such Warrants forming part of Units, and to be issued by LBI after the date of this opinion.